UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2009

Innospec Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13879

Delaware	981081725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park,
Oil Sites Road,
Ellesmere Port,
CH65 4EY,
United Kingdom
(Address of principal executive offices, including zip code)

+44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Innospec Inc. announced by a press release dated February 23, 2009 that its Board of Directors had declared a semi-annual dividend of $0.05 (five cents) per share of common stock. The cash dividend will be payable on April 6, 2009 to holders of record of the Corporation's common stock at close of business on March 16, 2009.

Item 9.01.    Financial Statements and Exhibits

The press release is attached as Exhibit 99.1 to this report.

The information contained in Items 8.01 and 9.01, including the attached Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other documents filed under the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

Date: February 24, 2009	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated February 23, 2009 announcing a dividend.